Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com
Qualcomm Announces Second Quarter Fiscal 2021 Results
Revenues $7.9 billion
GAAP EPS $1.53, Non-GAAP EPS $1.90
—EPS Exceeded High End of Guidance Range—
SAN DIEGO - April 28, 2021 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal second quarter ended March 28, 2021.
“Demonstrating the strength of our strategy and our success in execution, we delivered another quarter of year-over-year growth driven by sustained demand for smartphones globally and our ability to increase the scale of our non-handset revenues,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “Looking ahead, Qualcomm is well positioned for continued growth, and we remain confident in our ability to execute on the many opportunities in front of us. I am extremely honored and proud to have led Qualcomm for the past seven years and am confident in the Company’s ability to extend its position as a leader in wireless technologies under Cristiano’s leadership.”
Second Quarter Results 1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q2 Fiscal 2021	Q2 Fiscal 2020	Change	Q2 Fiscal 2021	Q2 Fiscal 2020	Change
Revenues	$7,935	$5,216	+52%	$7,925	$5,206	+52%
Earnings before taxes (EBT)	$2,129	$598	+256%	$2,527	$1,185	+113%
Net income	$1,762	$468	+276%	$2,185	$1,015	+115%
Diluted earnings per share (EPS)	$1.53	$0.41	+273%	$1.90	$0.88	+116%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results, as well as information that should be considered in regard to year-over-year comparisons, are included at the end of this news release in the section labeled “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q2 Fiscal 2021	Q2 Fiscal 2020	Change	Q2 Fiscal 2021	Q2 Fiscal 2020	Change
Revenues	$6,281	$4,100	+53%	$1,614	$1,072	+51%
EBT	$1,584	$667	+137%	$1,191	$671	+77%
EBT as % of revenues	25%	16%	+9 points	74%	63%	+11 points

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 2 of 8
QCT Revenue Streams
We disaggregate QCT revenues based on industry segment and application in which our products are sold.

(in millions, except percentages)	Q2 Fiscal 2021	Q2 Fiscal 2020	Change
Handsets	$4,065	$2,652	+53%
RF front-end	903	650	+39%
Automotive	240	171	+40%
IoT	1,073	627	+71%
Total QCT revenues	$6,281	$4,100	+53%

Return of Capital to Stockholders
During the second quarter of fiscal 2021, we returned $2.3 billion to stockholders, including $734 million, or $0.65 per share, of cash dividends paid and $1.5 billion through repurchases of 11 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q3 FY21 Estimates[1]
Revenues	$7.1B - $7.9B
Supplemental Revenue Information
QCT revenues	$5.8B - $6.3B
QTL revenues	$1.35B - $1.55B
GAAP diluted EPS	$1.24 - $1.44
Less diluted EPS attributable to QSI	$0.01
Less diluted EPS attributable to share-based compensation	($0.27)
Less diluted EPS attributable to other items[2]	($0.05)
Non-GAAP diluted EPS	$1.55 - $1.75
(1) Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the third quarter of fiscal 2021 is primarily attributable to acquisition-related items.

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 3 of 8
Conference Call
Qualcomm’s second quarter fiscal 2021 earnings conference call will be broadcast live on April 28, 2021, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13718356.

About Qualcomm
Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G.  When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone.  We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our being well positioned for continued growth; our confidence in our ability to execute on the opportunities in front of us and our ability to extend our position as a leader in wireless technologies; our business outlook; and our estimates and guidance related to revenues and earnings per share. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the impact of the COVID-19 pandemic, and government policies and other measures designed to limit its spread, on business and consumer confidence, on demand for smartphones and other consumer devices sold by our customers or licensees which incorporate our integrated circuit products and/or our intellectual property, and on the global wireless supply chain, transportation and distribution networks, and workforces. Actual results may also differ materially from those referred to in the forward-looking statements due to, among other factors: our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers’ vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, and actions of quasi-governmental bodies and standards and industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; our ability to extend our technologies and products into new and expanded product areas and adjacent industry segments and applications beyond mobile; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; our ability to attract and retain qualified employees; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2021 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
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Qualcomm is a trademark or registered trademark of Qualcomm Incorporated. Other products and brand names may be trademarks or registered trademarks of their respective owners.

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	March 28, 2021	September 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$6,000	$6,707
Marketable securities	5,526	4,507
Accounts receivable, net	3,346	4,003
Inventories	2,668	2,598
Other current assets	759	704
Total current assets	18,299	18,519
Deferred tax assets	1,325	1,351
Property, plant and equipment, net	4,186	3,711
Goodwill	7,220	6,323
Other intangible assets, net	1,662	1,653
Other assets	4,476	4,037
Total assets	$37,168	$35,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,548	$2,248
Payroll and other benefits related liabilities	994	1,053
Unearned revenues	586	568
Short-term debt	500	500
Other current liabilities	4,442	4,303
Total current liabilities	9,070	8,672
Unearned revenues	563	761
Income taxes payable	1,715	1,872
Long-term debt	15,235	15,226
Other liabilities	3,161	2,986
Total liabilities	29,744	29,517

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,129 and 1,131 shares issued and outstanding, respectively	—	586
Retained earnings	7,143	5,284
Accumulated other comprehensive income	281	207
Total stockholders’ equity	7,424	6,077
Total liabilities and stockholders’ equity	$37,168	$35,594

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2021	March 29, 2020	March 28, 2021	March 29, 2020
Revenues:
Equipment and services	$6,239	$4,050	$12,681	$7,583
Licensing	1,696	1,166	3,489	2,709
Total revenues	7,935	5,216	16,170	10,292
Costs and expenses:
Cost of revenues	3,432	2,297	6,921	4,410
Research and development	1,780	1,468	3,433	2,873
Selling, general and administrative	557	483	1,124	1,011
Other	—	(23)	—	(23)
Total costs and expenses	5,769	4,225	11,478	8,271
Operating income	2,166	991	4,692	2,021
Interest expense	(141)	(146)	(283)	(294)
Investment and other income (expense), net	104	(247)	323	(182)
Income before income taxes	2,129	598	4,732	1,545
Income tax expense	(367)	(130)	(515)	(152)
Net income	$1,762	$468	$4,217	$1,393

Basic earnings per share	$1.55	$0.41	$3.72	$1.22
Diluted earnings per share	$1.53	$0.41	$3.66	$1.21
Shares used in per share calculations:
Basic	1,133	1,139	1,134	1,142
Diluted	1,151	1,151	1,154	1,155

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2021	March 29, 2020	March 28, 2021	March 29, 2020
Operating Activities:
Net income	$1,762	$468	$4,217	$1,393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	387	340	751	691
Income tax provision less than income tax payments	(288)	(219)	(235)	(350)
Share-based compensation expense	422	309	814	603
Net (gains) losses on marketable securities and other investments	(106)	30	(301)	(49)
Impairment losses on other investments	15	265	16	337
Other items, net	(29)	(49)	(48)	(75)
Changes in assets and liabilities:
Accounts receivable, net	799	(345)	658	(607)
Inventories	(122)	(280)	(60)	(297)
Other assets	37	48	(60)	(71)
Trade accounts payable	162	359	291	755
Payroll, benefits and other liabilities	(130)	195	148	24
Unearned revenues	2	(38)	(105)	(153)
Net cash provided by operating activities	2,911	1,083	6,086	2,201
Investing Activities:
Capital expenditures	(483)	(345)	(952)	(641)
Purchases of debt and equity marketable securities	(1,944)	(1,312)	(4,192)	(1,312)
Proceeds from sales and maturities of debt and equity marketable securities	1,535	127	3,147	256
Acquisitions and other investments, net of cash acquired	(1,098)	(53)	(1,236)	(128)
Proceeds from other investments	157	33	167	33
Other items, net	1	(16)	32	23
Net cash used by investing activities	(1,832)	(1,566)	(3,034)	(1,769)
Financing Activities:
Proceeds from short-term debt	760	558	1,579	1,116
Repayment of short-term debt	(761)	(558)	(1,579)	(1,116)
Proceeds from issuance of common stock	174	151	174	174
Repurchases and retirements of common stock	(1,521)	(1,578)	(1,965)	(2,340)
Dividends paid	(734)	(705)	(1,473)	(1,415)
Payments of tax withholdings related to vesting of share-based awards	(52)	(32)	(501)	(235)
Other items, net	(9)	(45)	(23)	(52)
Net cash used by financing activities	(2,143)	(2,209)	(3,788)	(3,868)
Effect of exchange rate changes on cash and cash equivalents	(12)	(14)	29	—
Net decrease in total cash and cash equivalents	(1,076)	(2,706)	(707)	(3,436)
Total cash and cash equivalents at beginning of period	7,076	11,109	6,707	11,839
Total cash and cash equivalents at end of period	$6,000	$8,403	$6,000	$8,403

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.

We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a more meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.

Non-GAAP information excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding non-cash share-based compensation from the Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, we exclude third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. Beginning in the second quarter of fiscal 2020, we exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income. Amounts prior to the second quarter of fiscal 2020, which were not material, continue to be included in Non-GAAP results.
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings.

Qualcomm Announces Second Quarter Fiscal 2021 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q2 Fiscal 2021
Revenues	$7,935	$10	$—	$—	$7,925	$6,281	$1,614	$30
Operating income (loss)	2,166	6	(422)	(90)	2,672
EBT	2,129	98	(422)	(74)	2,527	1,584	1,191	(248)
EBT as % of revenues	27%				32%
Net income (loss)	1,762	79	(351)	(151)	2,185
Diluted EPS	$1.53	$0.07	($0.30)	($0.13)	$1.90
Diluted shares	1,151	1,151	1,151	1,151	1,151
Q2 Fiscal 2020³
Revenues	$5,216	$10	$—	$—	$5,206	$4,100	$1,072	$34
Operating income (loss)	991	4	(309)	8	1,288
EBT	598	(208)	(309)	(70)	1,185	667	671	(153)
EBT as % of revenues	11%				23%
Net income (loss)	468	(208)	(259)	(80)	1,015
Diluted EPS	$0.41	($0.18)	($0.22)	($0.07)	$0.88
Diluted shares	1,151	1,151	1,151	1,151	1,151
(1) Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” section herein. Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(3) The rapid, global spread of COVID-19 negatively impacted consumer demand for devices that incorporate our products and intellectual property, which negatively impacted our GAAP and Non-GAAP results in the second quarter of fiscal 2020. Our GAAP results for the second quarter of fiscal 2020 were also negatively impacted by $265 million, or ($0.21) per share, in non-marketable investment impairments, resulting in part from the impacts of COVID-19.
Sums may not equal totals due to rounding.

Q2 Fiscal 2021 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$3,432	$1	$11	$61	$3,359
Research and development expenses	1,780	—	310	22	1,448
Selling, general and administrative expenses	557	3	101	7	446
Interest expense	141	—	—	7	134
Investment and other income (expense), net	104	92	—	23	(11)
Income tax expense (benefit)	367	19	(71)	77	342
(1) Other items excluded from Non-GAAP results included $70 million of acquisition-related charges and $7 million of interest expense related to the 2018 and 2019 European Commission fines, partially offset by a $2 million gain related to a favorable legal settlement and a $1 million gain related to restructuring-related activities. Other items excluded from Non-GAAP results also included $23 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $23 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $55 million charge related to a tax audit settlement with the Internal Revenue Service, a $31 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods and a $1 million charge from the combined effect of other items in EBT, partially offset by an $8 million benefit for the tax effect of acquisition-related charges and a $2 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter.